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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Registration No. 333-36833) of IMCO Recycling, Inc. on Form S-3 (Post-Effective Amendment No. 1) dated October 29, 1997, of our report dated December 9, 1996, on the financial statements of Alchem Aluminum, Inc. as of October 31, 1996 and 1995, and for the years then ended, included in IMCO Recycling, Inc.'s current report on Form 8-K/A-1 dated October 9, 1997, and to all references to our Firm included in this Registration Statement.


                                            ARTHUR ANDERSEN LLP

Toledo, Ohio,

  October 28, 1997.